UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2010

Morgans Hotel Group Co.
(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2010, Morgans Hotel Group Co. (the “Company”), and subsidiaries of the Company, Clift Holdings LLC (“Clift Holdings”) and 495 Geary, LLC, entered into a settlement and release agreement with Hasina, LLC, Tarstone Hotels, LLC, Kalpana, LLC, Rigg Hotel, LLC, and JRIA, LLC (collectively, the “Lessors”), and Tarsadia Hotels (the “Settlement and Release Agreement”). The Settlement and Release Agreement, among other things, effectively provides for the settlement of all outstanding litigation claims and disputes among the parties relating to defaulted rent payments due with respect to the ground lease for the Clift hotel in San Francisco and reduces the lease payments due to Lessors for the period March 1, 2010 through February 29, 2012. Clift Holdings and the Lessors also entered into Amendment Number One to the Ground Lease, dated September 17, 2010 (“Lease Amendment”), to memorialize, among other things, the reduced annual lease payments of $4.97 million from March 1, 2010 to February 29, 2012; and from March 1, 2012, the annual rent will be as stated in the lease agreement, which currently provides for base annual rent of approximately $6.0 million per year, with increases in the future based on the Consumer Price Index. The lease is non-recourse to the Company.

Morgans Group, LLC (“Morgans Group”), a subsidiary of the Company, also entered into an agreement, dated September 17, 2010 (the “Limited Guaranty,” together with the Settlement and Release Agreement and Lease Amendment, the “Clift Settlement Agreements”), whereby Morgans Group agreed to guarantee losses of up to $6 million suffered by the Lessors in the event of certain “bad boy” acts.

Copies of the Lease Amendment and Limited Guaranty are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. The foregoing description of the Lease Amendment and Limited Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the such agreements.

Item 7.01. Regulation FD Disclosure.

On September 20, 2010, the Company issued a press release announcing the entry into the Clift Settlement Agreements described in Item 1.01. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The press release furnished as Exhibit 99.1 shall not be deemed “filed” with the Securities Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Exhibit Number	Description

10.1	Amendment Number One to Ground Lease, dated September 17, 2010, by and among Hasina, LLC, a California limited liability company, Tarstone Hotels, LLC, a Delaware limited liability company, Kalpana, LLC, a California limited liability company, Rigg Hotel, LLC, a California limited liability company, and JRIA, LLC, a Delaware limited liability company, and Clift Holdings, LLC, a Delaware limited liability company.

10.2	Limited Guaranty of Lease, dated September 17, 2010, by Morgans Group LLC, a Delaware limited liability company to and for the benefit of Hasina, LLC, a California limited liability company, Tarstone Hotels, LLC, a Delaware limited liability company, Kalpana, LLC, a California limited liability company, Rigg Hotel, LLC, a California limited liability company, and JRIA, LLC, a Delaware limited liability company.

99.1	Press Release, dated September 20, 2010, regarding the Clift Settlement Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: September 23, 2010	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Amendment Number One to Ground Lease, dated September 17, 2010, by and among Hasina, LLC, a California limited liability company, Tarstone Hotels, LLC, a Delaware limited liability company, Kalpana, LLC, a California limited liability company, Rigg Hotel, LLC, a California limited liability company, and JRIA, LLC, a Delaware limited liability company, and Clift Holdings, LLC, a Delaware limited liability company.

10.2	Limited Guaranty of Lease, dated September 17, 2010, by Morgans Group LLC, a Delaware limited liability company to and for the benefit of Hasina, LLC, a California limited liability company, Tarstone Hotels, LLC, a Delaware limited liability company, Kalpana, LLC, a California limited liability company, Rigg Hotel, LLC, a California limited liability company, and JRIA, LLC, a Delaware limited liability company.

99.1	Press Release, dated September 20, 2010, regarding the Clift Settlement Agreements.